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                                                                 Exhibit 12.1

Exhibit 12.1 - Calculation of ratio of earnings to fixed charges

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

                                                              (Dollars in thousands)
                                                 1994       1995       1996        1997       1998
                                                 ----       ----       ----        ----       ----
Earnings before income
  Tax provision                                 $5,602     $6,400     $3,173     $ 8,380     $3,036

Add:
  Portion of rents attributable to interest        189        189        539         478        717
  Interest excluding capitalized interest        1,341      1,827      4,787       4,304      4,866
  Amortization of deferred financing costs           -          -        150         180        210
                                                ------     ------     ------     -------     ------

Earnings as adjusted                            $7,132     $8,416     $8,649     $13,342     $8,829
                                                ------     ------     ------     -------     ------
                                                ------     ------     ------     -------     ------

Fixed Charges
  Portion of rents attributable to interest        189        189        539         476        717
  Interest including capitalized interest        1,341      1,827      4,787       4,304      4,866
  Amortization of deferred financing costs           -          -        150         180        210
                                                ------     ------     ------     -------     ------

Fixed Charges                                   $1,530     $2,016     $5,476     $ 4,962     $5,793
                                                ------     ------     ------     -------     ------
                                                ------     ------     ------     -------     ------

Ratio of earnings to fixed charges                 4.7x       4.2x       1.6x        2.7x       1.6x
                                                ------     ------     ------     -------     ------
                                                ------     ------     ------     -------     ------
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